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                                                                 EXHIBIT 10.16

[LOGO]

                                 FIRST AMENDMENT
                                TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT ("First Amendment"), dated as of March 22, 1999 is made and entered into by and between ALDILA, INC., a Delaware corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A. ("Bank").

                                    RECITALS:

A. Borrower and Bank are parties to that certain Loan Agreement, dated March 27, 1998 (the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower.

B. Borrower and Bank desire to amend the Agreement subject to the terms and conditions of this First Amendment.

                                   AGREEMENT:

In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1. DEFINED TERMS. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2.   AMENDMENTS TO THE AGREEMENT.

     (a) Section 1.1.1 (The Revolving Line) of the Agreement is hereby amended by substituting the amount of "Five Million Dollars ($5,000,000)" for the amount of "Ten Million Dollars ($10,000,000)" and by substituting the date of "August 30, 1999" for the date of "June 30, 1999."

     (b) Section 1.5 (Unused Commitment Fee) of the Agreement is hereby amended by substituting the figure of "three-eighths of one percent (0.375%)" for the figure of "one-quarter of one percent (0.25%)."

     (c)   Section 1.9 of the Agreement is hereby added as follows:

           "1.9 SECURITY. Borrower shall execute a security agreement, on Bank's standard form, and a financing statement, suitable for filing in the office of the Secretary of State of the State of California and any other state designated by Bank, granting to Bank a first priority security interest in such of Borrower's property as is described in said security agreement. Exceptions to Bank's first priority, if any, are permitted only as otherwise provided in this Agreement. At Bank's request, Borrower will also use its best efforts to obtain executed landlord's and mortgagee's waivers on Bank's form covering all of Borrower's property located on leased or encumbered real property."

     (d) Section 4.5 (i) (Information Furnished) of the Agreement is hereby added as follows:

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           "(i) Within fifteen (15) days after each calendar month end, a copy of Borrower's monthly accounts receivable aging, accounts payable aging, and within thirty (30) after each calendar month end, a copy of Borrowers' inventory report, all in form and detail satisfactory to Bank."

     (e) Section 4.6 (Profitability) of the Agreement is hereby amended by deleting sections (v), (vi) and (vii) and substituting the following:

                       "(v)    $2,250,000 at December 31, 1998;
                       (vi)    $1,000,000 at March 31, 1999;
                       (vii)   $      -0- at June 30, 1999."

     (f) Section 4.7 (Cash Flow to Debt Service Ratio) is hereby deleted in its entirety.

     (g) Section 4.8 (Net Worth) is hereby deleted in its entirety.

     (h) Section 4.9 (Total Liabilities to Net Worth) is hereby amended by substituting the figure of "0.55 : 1.0" for the figure of "0.60 : 1.0."

     (i) Section 4.10 (Insurance) is hereby deleted in its entirety and replaced by the following:

           "4.10 INSURANCE. Borrower will keep all of its insurable property, real, personal or mixed, insured by companies and in amounts approved by Bank against fire and such other risks, and in such amounts, as is customarily obtained by companies conducting similar business with respect to like properties. Borrower will furnish to Bank statements of its insurance coverage, will promptly furnish other or additional insurance deemed necessary by and upon request of Bank to the extent that such insurance may be available and hereby assigns to Bank, as security for Borrower's obligations to Bank, the proceeds of any such insurance. In conjunction with the First Amendment, Bank will be named loss payee on all policies insuring collateral and such policies shall require at least ten
     (10) days' written notice to Bank before any policy may be altered or cancelled. Borrower will maintain adequate worker's compensation insurance and adequate insurance against liability for damage to persons or property."

     (j)               Section 4.15 is hereby added as follows:

                "4.15   EBITDA.  Borrower will maintain EBITDA for each fiscal
     quarter, of not less than:

                       (viii)   $500,000 at December 31, 1998;
                       (ix)     $1,000,000 at March 31, 1999;
                       (x)      $2,500,000 at June 30, 1999.

                "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization.

     (k)               Section 4.16 is hereby added as follows:

                "4.16 INVENTORY TURNDAYS. Borrower shall maintain at all times a ratio of inventory multiplied by 360 days divided by the cost of goods sold for the most recent three months multiplied by four of not more than:

                       (i)      240 days;
                       (ii)     230 days;
                       (iii)    180 days."

     (l) Section 5.1 (a) (Encumbrances and Liens) shall be amended by inserting the following prior to "(collectively, "Permitted Liens"):

                "and (vii) liens as required in accordance with Section 1.9 hereof"

     (m) Section 5.3 is hereby deleted in its entirety and replaced as follows:


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                "5.3 SALE OF ASSETS, LIQUIDATION OR MERGER. Borrower will
     neither liquidate nor dissolve nor enter into any consolidation, merger, partnership or other combination, nor convey, nor sell, nor lease all or the greater part of its assets or business, nor purchase or lease all or the greater part of the assets or business of another."

3. EFFECTIVENESS OF THE FIRST AMENDMENT. This First Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

     (a)    A counterpart of this First Amendment, duly executed by Borrower;

     (b)    A replacement Revolving Loan Note, duly executed by Borrower;

     (c) A security agreement and financing statement, duly executed by Borrower;

     (d) An insurance certificate (form 438 BFU) issued by Borrower's insurance carrier naming Bank as loss payee; and

     (e) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

4. RATIFICATION. Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

     (a) Each of the representations and warranties contained in the Agreement, as the same may be amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

     (b) The execution, delivery and performance of this First Amendment and any other instruments or documents in connection herewith are within Borrower's power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower or with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;

     (c) No event has occurred and is continuing or would result from this First Amendment which constitutes or would constitute an Event of Default under the Agreement.

6. GOVERNING LAW. This First Amendment and all other instruments or documents executed or to be executed in connection herewith shall be governed by and construed according to the laws of the State of California.

7. COUNTERPARTS. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.



WITNESS the due execution hereof as of the date first above written.



ALDILA, INC.                            UNION BANK OF CALIFORNIA, N.A.


By:  /s/ Robert J. Cierzan              By:  /s/ Douglas S. Lambell
     ----------------------------            ----------------------------
       Robert J. Cierzan                         Douglas S. Lambell
Title: Vice President / CFO             Title: Vice President / SCM


By:                                     By:
     ----------------------------            ----------------------------

Title:                                  Title:


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